Exhibit 99.1

TD SYNNEX Reports Fiscal 2023 Third Quarter Results
•Revenue of $14.0 billion, at the midpoint of the previously provided outlook of $13.5 - $14.5 billion.
•Non-GAAP gross billings(1) of $18.6 billion, at the midpoint of the previously provided outlook of $18.0 - $19.3 billion.
•Gross margin was 6.96%, up 99 bps from the prior fiscal third quarter, and non-GAAP gross margin(1) was 6.97%, up 84 bps from the prior fiscal third quarter.
•Operating margin was 1.72%, up 15 bps from the prior fiscal third quarter, and non-GAAP operating margin(1) was 2.84%, up 25 bps from the prior fiscal third quarter.
•Net income was $139 million, and non-GAAP net income(1) was $260 million, above the previously provided outlook of $206 - $253 million.
•Diluted earnings per share (“EPS”) of $1.49, and non-GAAP diluted EPS(1) of $2.78, above the previously provided outlook of $2.20 - $2.70.
•Cash provided by operations of $592 million, and free cash flow(1) of $552 million.
•Returned $136 million to shareholders in the form of share repurchases and dividends, and expect accelerated shareholder return in the fiscal fourth quarter.
FREMONT, CA and CLEARWATER, FL, September 26, 2023 – TD SYNNEX (NYSE: SNX) today announced financial results for the fiscal third quarter ended August 31, 2023.
Consolidated Financial Highlights for the Fiscal 2023 Third Quarter:
(Amounts may not add or compute due to rounding)

	Q3 FY23	Q3 FY22	Net Change from Q3 FY22
Revenue ($M)	$13,960.6	$15,356.1	(9.1)%
Non-GAAP gross billings ($M)(1)	$18,583.6	$19,971.2	(6.9)%
Gross profit ($M)	$971.3	$916.0	6.0%
Non-GAAP gross profit ($M)(1)	$973.7	$942.0	3.4%
Gross margin	6.96%	5.97%	99 bps
Non-GAAP gross margin(1)	6.97%	6.13%	84 bps
Operating income ($M)	$240.2	$241.5	(0.5)%
Non-GAAP operating income ($M)(1)	$396.8	$398.3	(0.4)%
Operating margin	1.72%	1.57%	15 bps
Non-GAAP operating margin(1)	2.84%	2.59%	25 bps
Net income ($M)	$139.3	$148.8	(6.4)%
Non-GAAP net income ($M)(1)	$259.8	$263.4	(1.4)%
Diluted EPS	$1.49	$1.55	(3.9)%
Non-GAAP Diluted EPS(1)	$2.78	$2.74	1.5%
“Our third quarter results demonstrate the momentum we are seeing on our deliberate and strategic goal to expand in high growth technologies, with robust margin expansion in the Americas and strong EPS generation,” said Rich Hume, CEO of TD SYNNEX. “Our expansive portfolio of products, solutions, and services, along with a relentless focus on execution allowed us to successfully navigate the post-COVID IT spending environment, while our resilient business model enabled us to generate over $500 million in cash from operations, equipping us to increase capital returned to shareholders via share repurchases.”

Consolidated Fiscal 2023 Third Quarter Highlights
•Revenue was $14.0 billion, compared to $15.4 billion in the prior fiscal third quarter, representing a decrease of 9.1%. On a constant currency(1) basis, revenue decreased by 10.2% compared to the prior fiscal third quarter. The revenue change was driven primarily by a decline in our Endpoint Solutions portfolio as the industry continued to see post-pandemic declines in demand for PC ecosystem products. This was partially offset by growth in our Advanced Solutions portfolio. The shift in product mix resulted in a greater percent of our revenues being presented on a net basis, which negatively impacted our revenue compared to the prior fiscal third quarter by approximately 2%.
•Non-GAAP gross billings(1) were $18.6 billion, compared to $20.0 billion in the prior fiscal third quarter.
•Gross profit was $971 million, compared to $916 million in the prior fiscal third quarter. Non-GAAP gross profit(1) was $974 million, compared to $942 million in the prior fiscal third quarter.
•Gross margin was 7.0%, compared to 6.0% in the prior fiscal third quarter. Non-GAAP gross margin(1) was 7.0%, compared to 6.1% in the prior fiscal third quarter. The increase in gross margin was driven primarily by a greater portion of our revenues coming from higher-margin high-growth technologies.
•Operating income was $240 million, compared to $242 million the prior fiscal third quarter. Non-GAAP operating income(1) was $397 million, compared to $398 million in the prior fiscal third quarter.
•Operating margin was 1.7%, compared to 1.6% in the prior fiscal third quarter. Non-GAAP operating margin(1) was 2.8%, compared to 2.6% in the prior fiscal third quarter.
•Diluted EPS was $1.49, compared to $1.55 in the prior fiscal third quarter. Non-GAAP diluted EPS(1) was $2.78, compared to $2.74 in the prior fiscal third quarter, including a $16 million headwind from higher interest expense.
•Cash provided by operations of $592 million, and free cash flow(1) of $552 million, driven in part by a reduction in inventories as backlogs normalize, resulting in the cash conversion cycle improving by 1 day as compared to the fiscal second quarter.
•We returned $136 million to shareholders in the form of $103 million of share repurchases and $33 million of dividends.

Regional Fiscal 2023 Third Quarter Highlights
•Americas:
◦Revenue was $8.9 billion, compared to $9.9 billion in the prior fiscal third quarter, representing a decrease of 10.3%. On a constant currency(1) basis, revenue decreased by 10.1% compared to the prior fiscal third quarter.
◦Operating income was $193 million, compared to $180 million in the prior fiscal third quarter. Non-GAAP operating income(1) was $302 million, compared to $282 million in the prior fiscal third quarter.
◦Operating margin was 2.2%, compared to 1.8% in the prior fiscal third quarter. Non-GAAP operating margin(1) was 3.4%, compared to 2.8% in the prior fiscal third quarter.
•Europe:
◦Revenue was $4.2 billion, compared to $4.7 billion in the prior fiscal third quarter, representing a decrease of 9.7%. On a constant currency(1) basis, revenue decreased by 14.3% compared to the prior fiscal third quarter.
◦Operating income was $30 million, compared to $44 million in the prior fiscal third quarter. Non-GAAP operating income(1) was $75 million, compared to $97 million in the prior fiscal third quarter.
◦Operating margin was 0.7%, compared to 0.9% in the prior fiscal third quarter. Non-GAAP operating margin(1) was 1.8%, compared to 2.1% in the prior fiscal third quarter.
•Asia-Pacific and Japan:
◦Revenue was $853 million, compared to $774 million in the prior fiscal third quarter, representing an increase of 10.3%. On a constant currency(1) basis, revenue increased by 12.3% compared to the prior fiscal third quarter.
◦Operating income was $18 million, compared to $17 million in the prior fiscal third quarter. Non-GAAP operating income(1) was $20 million, compared to $19 million in the prior fiscal third quarter.

◦Operating margin was 2.1%, compared to 2.2% in the prior fiscal third quarter. Non-GAAP operating margin(1) was 2.3%, compared to 2.5% in the prior fiscal third quarter.

Fiscal 2023 Fourth Quarter Outlook
The following statements are based on TD SYNNEX’ current expectations for the fiscal 2023 fourth quarter. These statements are forward-looking and actual results may differ materially. Non-GAAP gross billings(1) include the impact of costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts, and the remaining non-GAAP financial measures exclude the impact of acquisition, integration and restructuring costs, amortization of intangible assets, share-based compensation, and the related tax effects thereon.

Q4 2023 Outlook
Revenue	$14.0 - $15.0 billion
Non-GAAP gross billings(1)	$18.5 - $19.7 billion
Net income	$116 - $162 million
Non-GAAP net income(1)	$223 - $269 million
Diluted earnings per share	$1.25 - $1.75
Non-GAAP diluted earnings per share(1)	$2.40 - $2.90
Estimated outstanding diluted weighted average shares	91.9 million
Dividend
TD SYNNEX announced today that its Board of Directors declared a quarterly cash dividend of $0.35 per common share. The dividend is payable on October 27, 2023 to stockholders of record as of the close of business on October 13, 2023.
Conference Call and Webcast
TD SYNNEX will host a conference call today to discuss the 2023 fiscal third quarter results at 6:00 AM (PT)/9:00 AM (ET).
A live audio webcast of the earnings call will be accessible at ir.tdsynnex.com and a replay of the webcast will be available following the call.
About TD SYNNEX
TD SYNNEX (NYSE: SNX) is a leading global distributor and solutions aggregator for the IT ecosystem. We’re an innovative partner helping more than 150,000 customers in 100+ countries to maximize the value of technology investments, demonstrate business outcomes and unlock growth opportunities. Headquartered in Fremont, California, and Clearwater, Florida, TD SYNNEX’ 23,500 co-workers are dedicated to uniting compelling IT products, services and solutions from 1,500+ best-in-class technology vendors. Our edge-to-cloud portfolio is anchored in some of the highest-growth technology segments including cloud, cybersecurity, big data/analytics, AI, IoT, mobility and everything as a service. TD SYNNEX is committed to serving customers and communities, and we believe we can have a positive impact on our people and our planet, intentionally acting as a respected corporate citizen. We aspire to be a diverse and inclusive employer of choice for talent across the IT ecosystem. For more information, visit TDSYNNEX.com or follow us on LinkedIn, Facebook and Instagram.

(1)Use of Non-GAAP Financial Information
In addition to the financial results presented in accordance with GAAP, TD SYNNEX refers to revenues on a constant currency basis which adjusts for the translation effect of foreign currencies so that certain financial results can be viewed without the impact of fluctuations in foreign currency exchange rates, thereby facilitating period-to-period comparisons of our performance. Financial results adjusted for constant currency are calculated by translating current period activity using the comparable prior year periods’ currency conversion rate. TD SYNNEX uses non-GAAP gross billings, which adjusts revenues to exclude costs related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts. Non-GAAP gross billings are a useful non-GAAP metric in understanding the volume of our business activity and serve as an important performance metric in internally managing our operations. TD SYNNEX uses non-GAAP gross profit and non-GAAP gross margin which exclude purchase accounting adjustments. TD SYNNEX also uses adjusted selling, general and administrative expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, and non-GAAP diluted earnings per share, which are non-GAAP financial measures that exclude acquisition, integration and restructuring costs, the amortization of intangible assets, share-based compensation expense, purchase accounting adjustments and the related tax effects thereon. Further, the Company uses adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”) which excludes other income (expense), net, acquisition, integration and restructuring costs, share-based compensation expense and purchase accounting adjustments. In prior periods, TD SYNNEX has excluded other items relevant to those periods for purposes of its non-GAAP financial measures.
Acquisition, integration and restructuring costs, which are expensed as incurred, primarily represent professional services costs for legal, banking, consulting and advisory services, severance and other personnel-related costs, share-based compensation expense and debt extinguishment fees that are incurred in connection with acquisition, integration, restructuring, and divestiture activities. From time to time, this category may also include transaction-related gains/losses on divestitures/spin-off of businesses, costs related to long-lived assets including impairment charges and accelerated depreciation and amortization expense due to changes in asset useful lives, as well as various other costs associated with the acquisition or divestiture.
TD SYNNEX’ acquisition activities have resulted in the recognition of finite-lived intangible assets which consist primarily of customer relationships and vendor lists. Finite-lived intangible assets are amortized over their estimated useful lives and are tested for impairment when events indicate that the carrying value may not be recoverable. The amortization of intangible assets is reflected in the Company’s Statements of Operations. Although intangible assets contribute to the Company’s revenue generation, the amortization of intangible assets does not directly relate to the sale of the Company’s products. Additionally, intangible asset amortization expense typically fluctuates based on the size and timing of the Company’s acquisition activity. Accordingly, the Company believes excluding the amortization of intangible assets, along with the other non-GAAP adjustments, which neither relate to the ordinary course of the Company’s business nor reflect the Company’s underlying business performance, enhances the Company’s and investors’ ability to compare the Company’s past financial performance with its current performance and to analyze underlying business performance and trends. Intangible asset amortization excluded from the related non-GAAP financial measure represents the entire amount recorded within the Company’s GAAP financial statements, and the revenue generated by the associated intangible assets has not been excluded from the related non-GAAP financial measure. Intangible asset amortization is excluded from the related non-GAAP financial measure because the amortization, unlike the related revenue, is not affected by operations of any particular period unless an intangible asset becomes impaired or the estimated useful life of an intangible asset is revised.
Share-based compensation expense is a non-cash expense arising from the grant of equity awards to employees based on the estimated fair value of those awards. Although share-based compensation is an important aspect of the compensation of our employees, the fair value of the share-based awards may bear little resemblance to the actual value realized upon the vesting or future exercise of the related share-based awards and the expense can vary significantly between periods as a result of the timing of grants of new stock-based awards, including grants in connection with acquisitions. Given the variety and timing of awards and the subjective assumptions that are necessary when calculating share-based compensation expense, TD SYNNEX believes this additional information allows investors to make additional comparisons between our operating results from period to period.
Purchase accounting adjustments are primarily related to the impact of recognizing the acquired vendor and customer liabilities related to the merger with Tech Data at fair value. These adjustments benefited our non-GAAP operating income through the third fiscal quarter of fiscal 2023 based on historical settlement patterns with our vendors and in accordance with the timing defined in our policy for releasing vendor and customer liabilities we deem remote to be paid.

Trailing fiscal four quarters ROIC is defined as the last four quarters’ tax effected operating income divided by the average of the last five quarterly balances of borrowings and equity, net of cash. Adjusted ROIC is calculated by excluding the tax effected impact of non-GAAP adjustments from operating income and by excluding the cumulative tax effected impact of current and prior period non-GAAP adjustments on equity.
TD SYNNEX also uses free cash flow, which is cash flow from operating activities, reduced by purchases of property and equipment. TD SYNNEX uses free cash flow to conduct and evaluate its business because, although it is similar to cash flow from operations, TD SYNNEX believes it is an additional useful measure of cash flows since purchases of property and equipment are a necessary component of ongoing operations. Free cash flow reflects an additional way of viewing TD SYNNEX’ liquidity that, when viewed with its GAAP results, provides a more complete understanding of factors and trends affecting its cash flows. Free cash flow has limitations as it does not represent the residual cash flow available for discretionary expenditures. For example, free cash flow does not incorporate payments for business acquisitions. Therefore, TD SYNNEX believes it is important to view free cash flow as a complement to its entire Consolidated Statements of Cash Flows.
TD SYNNEX management uses non-GAAP financial measures internally to understand, manage and evaluate the business, to establish operational goals, and in some cases for measuring performance for compensation purposes. These non-GAAP measures are intended to provide investors with an understanding of TD SYNNEX’ operational results and trends that more readily enable investors to analyze TD SYNNEX’ base financial and operating performance and to facilitate period-to-period comparisons and analysis of operational trends, as well as for planning and forecasting in future periods. Management believes these non-GAAP financial measures are useful to investors in allowing for greater transparency with respect to supplemental information used by management in its financial and operational decision-making. As these non-GAAP financial measures are not calculated in accordance with GAAP, they may not necessarily be comparable to similarly titled measures employed by other companies. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures, and should be read only in conjunction with TD SYNNEX’ Consolidated Financial Statements prepared in accordance with GAAP. A reconciliation of TD SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.
Safe Harbor Statement
Statements in this news release regarding TD SYNNEX that are not historical facts are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements are inherently uncertain, and shareholders and other potential investors must recognize that actual results may differ materially from TD SYNNEX expectations as a result of a variety of factors. These forward-looking statements may be identified by terms such as believe, foresee, expect, may, will, provide, could and should and the negative of these terms or other similar expressions. These forward-looking statements include, but are not limited to, statements about our strategy, demand, plans and positioning, as well as guidance related to the fourth quarter of 2023. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which TD SYNNEX is unable to predict or control, that may cause TD SYNNEX actual results, performance, or plans to differ materially from any future results, performance or plans expressed or implied by such forward-looking statements.

These risks and uncertainties include, but are not limited to: the risk that the legacy SYNNEX and legacy Tech Data businesses will not be integrated successfully or realize the anticipated benefits of the combined company; our ability to realize additional cost optimization benefits; the unfavorable outcome of any legal proceedings that have been or may be instituted against us; the ability to retain key personnel; general economic and political conditions; continued or increased weakness in information technology and consumer electronics spending; seasonality; the loss or consolidation of one or more of our significant original equipment manufacturer, or OEM, suppliers or customers; market acceptance and product life of the products we assemble and distribute; competitive conditions in our industry and their impact on our margins; pricing, margin and other terms with our OEM suppliers; our ability to gain market share; variations in supplier-sponsored programs; changes in our costs and operating expenses; the timing and amount of returns to our shareholders via repurchases of our common stock and dividends; changes in foreign currency exchange rates; increased inflation; increased risk in the banking system; changes in tax laws; risks associated with our international operations; uncertainties and variability in demand by our reseller and integration customers; supply shortages or delays; any termination or reduction in our floor plan financing arrangements; credit exposure to our reseller customers and negative trends in their businesses; any incidents of theft; the declaration, timing and payment of dividends, and the Board’s reassessment thereof; and other risks and uncertainties detailed in our Form 10-K for the fiscal year ended November 30, 2022 and subsequent SEC filings. Statements included in this press release are based upon information known to TD SYNNEX as of the date of this release, and TD SYNNEX assumes no obligation to update information contained in this press release unless otherwise required by law.
Copyright 2023 TD SYNNEX CORPORATION. All rights reserved. TD SYNNEX, the TD SYNNEX Logo, and all other TD SYNNEX company, product and services names and slogans are trademarks or registered trademarks of TD SYNNEX Corporation. Other names and marks are the property of their respective owners.

Contacts:
Liz Morali	Bobby Eagle
Investor Relations	Global Corporate Communications
510-668-8436	727-538-5864
ir@tdsynnex.com	bobby.eagle@tdsynnex.com

TD SYNNEX Corporation
Consolidated Balance Sheets
(Currency and share amounts in thousands, except par value)
(Amounts may not add or compute due to rounding)
(Unaudited)

	August 31, 2023	November 30, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,250,872	$522,604
Accounts receivable, net	8,892,130	9,420,999
Receivables from vendors, net	822,284	819,135
Inventories	7,462,162	9,066,620
Other current assets	741,052	671,507
Total current assets	19,168,500	20,500,865
Property and equipment, net	437,017	421,064
Goodwill	3,883,425	3,803,850
Intangible assets, net	4,313,828	4,422,877
Other assets, net	701,824	585,342
Total assets	$28,504,594	$29,733,998

LIABILITIES AND EQUITY
Current liabilities:
Borrowings, current	$939,713	$268,128
Accounts payable	12,485,180	13,988,980
Other accrued liabilities	2,107,129	2,171,613
Total current liabilities	15,532,022	16,428,721
Long-term borrowings	3,139,469	3,835,665
Other long-term liabilities	505,202	501,856
Deferred tax liabilities	960,153	942,250
Total liabilities	20,136,846	21,708,492
Stockholders’ equity:
Preferred stock, $0.001 par value, 5,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.001 par value, 200,000 shares authorized, 99,012 and 98,696 shares issued as of August 31, 2023 and November 30, 2022, respectively	99	99
Additional paid-in capital	7,441,649	7,374,100
Treasury stock, 6,978 and 4,049 shares as of August 31, 2023 and November 30, 2022, respectively	(622,160)	(337,217)
Accumulated other comprehensive loss	(500,538)	(719,710)
Retained earnings	2,048,698	1,708,234
Total stockholders' equity	8,367,748	8,025,506
Total liabilities and equity	$28,504,594	$29,733,998

TD SYNNEX Corporation
Consolidated Statements of Operations
(Currency and share amounts in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Revenue	$13,960,615	$15,356,085	$43,148,110	$46,095,853
Cost of revenue	(12,989,342)	(14,440,055)	(40,209,860)	(43,255,373)
Gross profit	971,273	916,030	2,938,250	2,840,480
Selling, general and administrative expenses	(659,454)	(628,078)	(1,987,375)	(1,951,503)
Acquisition, integration and restructuring costs	(71,586)	(46,418)	(159,597)	(172,266)
Operating income	240,233	241,534	791,278	716,711
Interest expense and finance charges, net	(67,703)	(52,119)	(222,188)	(142,430)
Other expense, net	(2,371)	(1,852)	(6,691)	(12,375)
Income before income taxes	170,159	187,563	562,399	561,906
Provision for income taxes	(30,897)	(38,728)	(123,030)	(131,830)
Net income	$139,262	$148,835	$439,369	$430,076
Earnings per common share:
Basic	$1.49	$1.55	$4.67	$4.48
Diluted	$1.49	$1.55	$4.66	$4.47
Weighted-average common shares outstanding:
Basic	92,590	95,115	93,400	95,355
Diluted	92,881	95,407	93,676	95,648

TD SYNNEX Corporation
Regional Financial Highlights
(Currency in millions)
(Amounts may not add or compute due to rounding)

	Q3 FY23	Q3 FY22	Net Change from Q3 FY22
Americas
Revenue	$8,879.6	$9,900.8	(10.3)%
Operating income	$192.6	$180.5	6.7%
Non-GAAP operating income(1)	$301.8	$282.1	7.0%
Operating margin	2.17%	1.82%	35 bps
Non-GAAP operating margin(1)	3.40%	2.85%	55 bps

Europe
Revenue	$4,227.6	$4,681.8	(9.7)%
Operating income	$29.5	$44.3	(33.4)%
Non-GAAP operating income(1)	$75.0	$96.8	(22.5)%
Operating margin	0.70%	0.95%	(25) bps
Non-GAAP operating margin(1)	1.78%	2.07%	(29) bps

Asia-Pacific and Japan
Revenue	$853.4	$773.5	10.3%
Operating income	$18.1	$16.8	7.7%
Non-GAAP operating income(1)	$20.0	$19.3	3.6%
Operating margin	2.12%	2.17%	(5) bps
Non-GAAP operating margin(1)	2.34%	2.50%	(16) bps
(1) A reconciliation of TD SYNNEX’ GAAP to non-GAAP financial information is set forth in the supplemental tables at the end of this press release.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Revenue in constant currency
Consolidated
Revenue	$13,960,615	$15,356,085	$43,148,110	$46,095,853
Impact of changes in foreign currencies	(176,615)	—	414,683	—
Revenue in constant currency	$13,784,000	$15,356,085	$43,562,793	$46,095,853

Americas
Revenue	$8,879,585	$9,900,779	$26,217,631	$28,751,985
Impact of changes in foreign currencies	24,979	—	147,323	—
Revenue in constant currency	$8,904,564	$9,900,779	$26,364,954	$28,751,985

Europe
Revenue	$4,227,590	$4,681,797	$14,209,488	$14,914,196
Impact of changes in foreign currencies	(216,477)	—	154,406	—
Revenue in constant currency	$4,011,113	$4,681,797	$14,363,894	$14,914,196

Asia-Pacific and Japan
Revenue	$853,440	$773,509	$2,720,991	$2,429,672
Impact of changes in foreign currencies	14,883	—	112,954	—
Revenue in constant currency	$868,323	$773,509	$2,833,945	$2,429,672

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Non-GAAP gross billings
Revenue	$13,960,615	$15,356,085	$43,148,110	$46,095,853
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	4,623,011	4,615,129	14,353,615	13,624,358
Non-GAAP gross billings	$18,583,626	$19,971,214	$57,501,725	$59,720,211
	—%	—%	—%	—%

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Gross profit and gross margin
Revenue	$13,960,615	$15,356,085	$43,148,110	$46,095,853

Gross profit	$971,273	$916,030	$2,938,250	$2,840,480
Purchase accounting adjustments	2,427	25,922	15,047	78,407
Non-GAAP gross profit	$973,700	$941,952	$2,953,297	$2,918,887

Gross margin	6.96%	5.97%	6.81%	6.16%
Non-GAAP gross margin	6.97%	6.13%	6.84%	6.33%

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Selling, general and administrative expenses
Selling, general and administrative expenses	$731,040	$674,496	$2,146,972	$2,123,769
Acquisition, integration and restructuring costs	71,586	46,418	159,597	172,266
Amortization of intangibles	74,029	73,270	220,571	224,082
Share-based compensation	8,530	6,643	29,252	20,431
Purchase accounting adjustments	—	4,496	—	16,564
Adjusted selling, general and administrative expenses	$576,895	$543,669	$1,737,552	$1,690,426
	—%	—%	—%	—%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Operating income and operating margin - Consolidated
Revenue	$13,960,615	$15,356,085	$43,148,110	$46,095,853

Operating income	$240,233	$241,534	$791,278	$716,711
Acquisition, integration and restructuring costs	71,586	46,418	159,597	172,266
Amortization of intangibles	74,029	73,270	220,571	224,082
Share-based compensation	8,530	6,643	29,252	20,431
Purchase accounting adjustments	2,427	30,418	15,047	94,971
Non-GAAP operating income	$396,805	$398,283	$1,215,745	$1,228,461

Operating margin	1.72%	1.57%	1.83%	1.55%
Non-GAAP operating margin	2.84%	2.59%	2.82%	2.67%

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Operating income and operating margin - Americas
Revenue	$8,879,585	$9,900,779	$26,217,631	$28,751,985

Operating income	$192,606	$180,471	$559,370	$511,813
Acquisition, integration and restructuring costs	60,393	33,545	122,682	102,964
Amortization of intangibles	42,437	43,523	127,233	130,619
Share-based compensation	6,325	5,036	21,076	16,126
Purchase accounting adjustments	—	19,564	—	56,132
Non-GAAP operating income	$301,761	$282,139	$830,361	$817,654

Operating margin	2.17%	1.82%	2.13%	1.78%
Non-GAAP operating margin	3.40%	2.85%	3.17%	2.84%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Operating income and operating margin - Europe
Revenue	$4,227,590	$4,681,797	$14,209,488	$14,914,196

Operating income	$29,531	$44,260	$157,793	$150,117
Acquisition, integration and restructuring costs	10,304	11,313	33,750	62,112
Amortization of intangibles	30,970	29,103	91,469	91,543
Share-based compensation	1,809	1,286	6,851	3,366
Purchase accounting adjustments	2,427	10,854	15,047	38,839
Non-GAAP operating income	$75,041	$96,816	$304,910	$345,977

Operating margin	0.70%	0.95%	1.11%	1.01%
Non-GAAP operating margin	1.78%	2.07%	2.15%	2.32%

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Operating income and operating margin - Asia-Pacific and Japan
Revenue	$853,440	$773,509	$2,720,991	$2,429,672

Operating income	$18,096	$16,803	$74,115	$54,781
Acquisition, integration and restructuring costs	889	1,560	3,165	7,190
Amortization of intangibles	622	644	1,869	1,920
Share-based compensation	396	321	1,325	939
Non-GAAP operating income	$20,003	$19,328	$80,474	$64,830

Operating margin	2.12%	2.17%	2.72%	2.25%
Non-GAAP operating margin	2.34%	2.50%	2.96%	2.67%

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Currency in thousands, except per share amounts)
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Adjusted EBITDA
Net income	$139,262	$148,835	$439,369	$430,076
Interest expense and finance charges, net	67,703	52,119	222,188	142,430
Provision for income taxes	30,897	38,728	123,030	131,830
Depreciation(1)	31,256	28,247	94,346	132,561
Amortization of intangibles	74,029	73,270	220,571	224,082
EBITDA	$343,147	$341,199	$1,099,504	$1,060,979
Other expense, net	2,371	1,852	6,691	12,375
Acquisition, integration and restructuring costs	66,846	42,025	143,360	115,002
Share-based compensation	8,530	6,643	29,252	20,431
Purchase accounting adjustments	2,427	30,418	15,047	94,971
Adjusted EBITDA	$423,321	$422,137	$1,293,854	$1,303,758
(1) Includes depreciation recorded in acquisition, integration, and restructuring costs.

	Three Months Ended		Nine Months Ended
	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Net income and diluted EPS
Net income	$139,262	$148,835	$439,369	$430,076
Acquisition, integration and restructuring costs	73,897	48,730	166,446	178,691
Amortization of intangibles	74,029	73,270	220,571	224,082
Share-based compensation	8,530	6,643	29,252	20,431
Purchase accounting adjustments	2,427	30,418	15,047	94,971
Income taxes related to the above	(38,375)	(39,419)	(102,700)	(121,827)
Income tax capital loss carryback benefit	—	(5,053)	—	(8,299)
Non-GAAP net income	$259,770	$263,424	$767,985	$818,125

Diluted EPS(1)	$1.49	$1.55	$4.66	$4.47
Acquisition, integration and restructuring costs	0.79	0.50	1.76	1.86
Amortization of intangibles	0.79	0.76	2.34	2.33
Share-based compensation	0.09	0.07	0.31	0.21
Purchase accounting adjustments	0.03	0.32	0.16	0.99
Income taxes related to the above	(0.41)	(0.41)	(1.09)	(1.27)
Income tax capital loss carryback benefit	—	(0.05)	—	(0.09)
Non-GAAP Diluted EPS(1)	$2.78	$2.74	$8.14	$8.50
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. For purposes of calculating Diluted EPS, net income allocated to participating securities was approximately 0.7% of net income for both the three and nine months ended August 31, 2023, and was approximately 0.6% of net income for both the three and nine months ended August 31, 2022.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Three Months Ended		Nine Months Ended
(Currency in thousands)	August 31, 2023	August 31, 2022	August 31, 2023	August 31, 2022
Free cash flow
Net cash provided by (used in) operating activities	$591,955	$(67,311)	$1,196,705	$(351,793)
Purchases of property and equipment	(39,808)	(32,021)	(107,417)	(78,522)
Free cash flow	$552,147	$(99,332)	$1,089,288	$(430,315)

	Forecast
	Three Months Ending November 30, 2023
(Currency in millions, except per share amounts)	Low	High
Net income	$116	$162
Acquisition, integration and restructuring costs	50	50
Amortization of intangibles	75	75
Share-based compensation	16	16
Income taxes related to the above	(34)	(34)
Non-GAAP net income	$223	$269

Diluted EPS(1)	$1.25	$1.75
Acquisition, integration and restructuring costs	0.54	0.54
Amortization of intangibles	0.81	0.81
Share-based compensation	0.17	0.17
Income taxes related to the above	(0.37)	(0.37)
Non-GAAP Diluted EPS	$2.40	$2.90
(1) Diluted EPS is calculated using the two-class method. Unvested restricted stock awards granted to employees are considered participating securities. Net income allocable to participating securities is estimated to be approximately 0.8% of the forecast net income for the three months ending November 30, 2023.

TD SYNNEX Corporation
Reconciliation of GAAP to Non-GAAP financial measures
(Amounts may not add or compute due to rounding)

	Forecast
	Three Months Ending
(Currency in billions)	November 30, 2023
Non-GAAP gross billings	Low	High
Revenue	$14.0	$15.0
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	4.5	4.7
Non-GAAP gross billings	$18.5	$19.7

Three Months Ended
(Currency in thousands)	November 30, 2022
Non-GAAP gross billings
Revenue	$16,247,957
Costs incurred and netted against revenue related to sales of third-party supplier service contracts, software as a service arrangements and certain fulfillment contracts	4,665,011
Non-GAAP gross billings	$20,912,968

TD SYNNEX Corporation
Calculation of Financial Metrics
Return on Invested Capital (“ROIC”)
(Currency in thousands)
(Amounts may not add or compute due to rounding)

	August 31, 2023	August 31, 2022
ROIC
Operating income (trailing fiscal four quarters)	$1,125,440	$902,076
Income taxes on operating income(1)	(228,334)	(152,953)
Operating income after taxes	$897,106	$749,123

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,575,572	$9,809,290

ROIC	7.8%	7.6%

Adjusted ROIC
Non-GAAP operating income (trailing fiscal four quarters)	$1,711,323	$1,636,397
Income taxes on non-GAAP operating income(1)	(381,272)	(396,905)
Non-GAAP operating income after taxes	$1,330,051	$1,239,492

Total invested capital comprising equity and borrowings, less cash (last five quarters average)	$11,575,572	$9,809,290
Tax effected impact of cumulative non-GAAP adjustments (last five quarters average)	961,319	489,671
Total non-GAAP invested capital (last five quarters average)	$12,536,891	$10,298,961

Adjusted ROIC	10.6%	12.0%
(1) Income taxes on GAAP operating income was calculated using the effective year-to-date tax rates during the respective periods. Income taxes on non-GAAP operating income was calculated by excluding the tax effect of taxable and deductible non-GAAP adjustments using the effective year-to-date tax rate during the respective periods.

TD SYNNEX Corporation
Calculation of Financial Metrics
Cash Conversion Cycle
(Currency in thousands)
(Amounts may not add or compute due to rounding)

		Three Months Ended
		August 31, 2023	August 31, 2022
Days sales outstanding
Revenue	(a)	$13,960,615	$15,356,085
Accounts receivable, net	(b)	8,892,130	8,114,004
Days sales outstanding	(c) = ((b)/(a))*the number of days during the period	59	49

Days inventory outstanding
Cost of revenue	(d)	$12,989,342	$14,440,055
Inventories	(e)	7,462,162	9,755,228
Days inventory outstanding	(f) = ((e)/(d))*the number of days during the period	53	62

Days payable outstanding
Cost of revenue	(g)	$12,989,342	$14,440,055
Accounts payable	(h)	12,485,180	13,718,980
Days payable outstanding	(i) = ((h)/(g))*the number of days during the period	89	88

Cash conversion cycle	(j) = (c)+(f)-(i)	23	23